   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 19, 1996

                                                   REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           CELLNET DATA SYSTEMS, INC.
             (Exact name of Registrant as specified in its charter)

                DELAWARE                                94-2951096
        (State of incorporation)           (I.R.S. Employer Identification No.)

                               125 SHOREWAY ROAD
                              SAN CARLOS, CA 94070
   (Address, including zip code, of Registrant's principal executive offices)
                            ------------------------

                           1992 INCENTIVE STOCK PLAN
                                1994 STOCK PLAN
                       1996 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)
                            ------------------------

                                 JOHN M. SEIDL
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           CELLNET DATA SYSTEMS, INC.
                               125 SHOREWAY ROAD
                              SAN CARLOS, CA 94070
                                 (415) 508-6000
(Name, address, and telephone number, including area code, of agent for service)
                            ------------------------

                                    COPY TO:
                            TREVOR J. CHAPLICK, ESQ.
                       WILSON, SONSINI, GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                              PALO ALTO, CA 94304
                                 (415) 493-9300

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                  PROPOSED MAXIMUM    PROPOSED MAXIMUM
          TITLE OF EACH CLASS OF                AMOUNT TO BE       OFFERING PRICE        AGGREGATE            AMOUNT OF
        SECURITIES TO BE REGISTERED              REGISTERED          PER SHARE         OFFERING PRICE     REGISTRATION FEE
Common Stock $.001 par value...............   4,190,478 shares      $   4.2386(1)      $ 17,761,760(1)        $   5,383
Common Stock $.001 par value...............   1,200,000 shares      $   11.951(2)      $ 14,341,200(2)        $   4,346

(1) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee on the basis, as to an aggregate of 4,190,478 shares, of 100% of the average of the high and low prices reported in the NASDAQ National Market System on November 12, 1996.

(2) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee on the basis, as to an aggregate of 1,200,000 shares, of 85% of the average of the high and low prices reported in the NASDAQ National Market System on November 12, 1996.

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
                           CELLNET DATA SYSTEMS, INC.
                       REGISTRATION STATEMENT ON FORM S-8
                                    PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

    There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed by CellNet Data Systems, Inc. (the "Company") with the Securities and Exchange Commission:

    (1) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed on September 26, 1996.

    (2) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996 filed on November 14, 1996.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

    Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    On the filing date of this Registration Statement, certain members of counsel to the Registrant, Wilson Sonsini Goodrich & Rosati, Professional Corporation and investment partnerships of which such persons are partners, beneficially own 23,428 shares of the Company's Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Further, in accordance with the Delaware General Corporation Law, the Company's Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissable under Delaware law. Article 6 of the Bylaws of the Company provides for indemnification of officers, directors, employees and certain agents to the maximum extent permitted by the Delaware General Corporation Law. Persons covered by this indemnification provision include any current or former directors, officers, employees and other agents of the Company, as well as persons who serve at the request of the Company as directors, officers, employees or agents of another enterprise.

    In addition, the Company has entered into contractual agreements with certain directors and officers of the Company designated by the Board to indemnify such individuals to the full extent permitted by law. These agreements also resolve certain procedural and substantive matters that are not covered, or are covered in less detail, in the Bylaws or by the Delaware General Corporation Law.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the Delaware General Corporation Law, the Company's Certificate of Incorporation, the foregoing Bylaw provisions or the Company's indemnification agreements, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8.  EXHIBITS.

EXHIBIT
NUMBER   DESCRIPTION
------   ----------------------------------------------------------------------
    4.1  1992 Incentive Stock Plan.

    4.2  1994 Stock Plan.

    4.3  1996 Employee Stock Purchase Plan.

    5.1 Opinion of counsel as to legality of securities being registered (see page II-7).

   23.1  Consent of counsel (contained in Exhibit 5.1).

   23.2  Independent Auditors' Consent (see page II-8).

   24.1  Power of Attorney (see pages II-5 and II-6 of the Registration
           Statement).

   99.1  Consolidated Financial Statements.

ITEM 9.  UNDERTAKINGS.

    A. The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Carlos, State of California, on November 15, 1996.

                                CELLNET DATA SYSTEMS, INC.

                                By:               /s/ JOHN M. SEIDL
                                      -----------------------------------------
                                                    John M. Seidl
                                        PRESIDENT AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul G. Manca and David L. Perry and each of them, as his attorney-in-fact, with full power of substitution in each, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

          SIGNATURE                      CAPACITY                  DATE
------------------------------  --------------------------  -------------------

                                President, Chief Executive
      /s/ JOHN M. SEIDL           Officer (Principal
------------------------------    Executive Officer) and     November 15, 1996
        John M. Seidl             Director

                                Senior Vice President of
      /s/ PAUL G. MANCA           Finance and Chief
------------------------------    Financial Officer          November 15, 1996
        Paul G. Manca             (Principal Financial and
                                  Accounting Officer)

       /s/ PAUL M. COOK
------------------------------  Director                     November 15, 1996
         Paul M. Cook

     /s/ NEAL M. DOUGLAS
------------------------------  Director                     November 15, 1996
       Neal M. Douglas

    /s/ WILLIAM C. EDWARDS
------------------------------  Director                     November 15, 1996
      William C. Edwards

       /s/ WILLIAM HART
------------------------------  Director                     November 15, 1996
         William Hart

       /s/ BRIAN KWAIT
------------------------------  Director                     November 15, 1996
         Brian Kwait

      /s/ NANCY E. PFUND
------------------------------  Director                     November 15, 1996
        Nancy E. Pfund

          SIGNATURE                      CAPACITY                  DATE
------------------------------  --------------------------  -------------------
      /s/ PAUL J. SALEM
------------------------------  Director                     November 15, 1996
        Paul J. Salem

     /s/ HENRY B. SARGENT
------------------------------  Director                     November 15, 1996
       Henry B. Sargent

                                                                     EXHIBIT 5.1

                               November 15, 1996

CellNet Data Systems, Inc.
125 Shoreway Road
San Carlos, CA 94070

       RE: REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

    We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about November 13, 1996 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 6,000,000 post-split shares of your Common Stock which are to be issued pursuant to the 1992 Stock Option Plan, 3,000,000 post-split shares of your Common Stock which are to be issued pursuant to the 1994 Stock Plan and 1,200,000 post-split shares of your Common Stock (collectively, the "Shares") which are to be issued pursuant to the 1996 Employee Stock Purchase Plan (collectively, the "Plans"). As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares under the Plans.

    It is our opinion that, when issued and sold in the manner referred to in the Plans and pursuant to the agreements which accompany the Plans, the Shares will be legally and validly issued, fully paid and nonassessable.

    We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof, and any amendments thereto.

                             Sincerely yours,
                             WILSON SONSINI GOODRICH & ROSATI
                             Professional Corporation

                             /s/Wilson Sonsini Goodrich & Rosati, P.C.

                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Registration Statement of CellNet Data Systems, Inc. on Form S-8 of our report dated February 9, 1996 (April 11, 1996, as to the last sentence of the second paragraph of Note 5 and October 31, 1996 as to Note 10), appearing in Exhibit 99.1, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

San Jose, California
November 13, 1996

                               INDEX TO EXHIBITS

EXHIBIT
 NUMBER                                 DESCRIPTION
--------   ----------------------------------------------------------------------
      4.1  1992 Incentive Stock Plan

      4.2  1994 Stock Plan

      4.3  1996 Employee Stock Purchase Plan

      5.1 Opinion of Counsel as to legality of securities being registered (see page II-7 of the Registration Statement).

     23.1  Consent of Counsel (contained in Exhibit 5.1 hereto).

     23.2  Independent Auditors' Consent (see page II-8 of the Registration
             Statement).

     24.1  Power of Attorney (see pages II-5 and II-6 of the Registration
             Statement).

     99.1  Consolidated Financial Statements